UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.

As previously disclosed, as part of ongoing investigations of market practices in the insurance industry, The Chubb Corporation (Chubb) has received subpoenas and other information requests from the Attorneys General of several states, as well as from insurance regulators. On November 29, 2004, Chubb received a subpoena from the United States Securities and Exchange Commission (SEC) as part of a fact finding inquiry into certain loss mitigation insurance products. Chubb believes this investigation involves a number of industry participants and that Chubb has not been singled out in being asked to provide information to the SEC. The SEC subpoena is similar to another subpoena received by Chubb from the New York Attorney General. Chubb intends to cooperate fully with the SEC and continues to cooperate with the other ongoing investigations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: November 30, 2004	By:	/s/ Joanne L. Bober
		Name:	Joanne L. Bober
		Title:	Senior Vice President and General Counsel